Exhibit 99.1

Courier Shareholders Approve Merger with R.R. Donnelley

NORTH CHELMSFORD, Mass. – June 5, 2015 – Courier Corporation (“Courier”) (Nasdaq:CRRC) today announced that the Courier shareholders voted to approve the previously announced definitive agreement, dated as of February 5, 2015, pursuant to which R.R. Donnelley & Sons Company (“R.R. Donnelley”) (Nasdaq: RRD) will acquire Courier. At a special meeting held earlier today, approximately 78% of Courier shares outstanding and entitled to be voted, were voted in favor of the agreement. Courier shareholders also voted to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the transaction.

About Courier

Courier Corporation is one of America’s major book manufacturers as well as a leader in content management and customization in new and traditional media. It also publishes books under two brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

About R.R. Donnelley

R.R. Donnelley (NASDAQ: RRD) is a global provider of integrated communications. The company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance ROI and increase compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

For more information, and for R.R. Donnelley’s Global Social Responsibility Report, visit the company’s web site at http://www.rrdonnelley.com.

Additional Information and Where To Find It

This news release includes information relating to a proposed transaction between R.R. Donnelley and Courier. In connection with the proposed transaction, R.R. Donnelley has filed a proxy statement/prospectus with the SEC, which includes a final prospectus with respect to R.R. Donnelley shares to be issued in the proposed transaction and a definitive proxy statement of Courier with respect to the proposed transaction. This news release is not a substitute for the final proxy statement/prospectus or any other documents that R.R. Donnelley or Courier may file with the SEC or send to shareholders of Courier in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF COURIER ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY R.R. DONNELLEY OR COURIER WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the final proxy statement/prospectus and other relevant documents filed or that will be filed by R.R. Donnelley or Courier with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the final proxy statement/prospectus and other relevant documents filed by R.R. Donnelley with the SEC are available free of charge on R.R. Donnelley’s internet website at http://investor.rrd.com/sec.cfm or by contacting R.R. Donnelley’s Investor Relations Department at (800) 742-4455. Copies of the proxy statement/prospectus and other relevant documents filed by Courier with the SEC are available free of charge on Courier’s internet website at www.courier.com or by contacting Courier Investor Relations at investorrelations@courier.com.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the business, strategy and plans of R.R. Donnelley and Courier, their expectations relating to the proposed transaction and their future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about R.R. Donnelley or Courier managements’ beliefs and expectations, are forward-looking statements. Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”,

“potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While R.R. Donnelley and Courier believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond R.R. Donnelley’s or Courier’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from R.R. Donnelley’s and Courier’s current expectations depending upon a number of factors affecting their businesses and risks associated with the successful execution and integration of the proposed transaction and the performance of their businesses following such transaction. These factors include, among others, successful completion of the proposed transaction, the ability to implement plans for the integration of the proposed transaction and the receipt of required approvals for the proposed transaction, and such other risks and uncertainties detailed in R.R. Donnelley’s and Courier’s respective periodic public filings with the SEC, including but not limited to those discussed (i) under “Risk Factors” in R.R. Donnelley’s Form 10-K for the fiscal year ended December 31, 2014, in R.R. Donnelley’s subsequent filings with the SEC and in other investor communications of R.R. Donnelley from time to time and (ii) under “Risk Factors” in Courier’s Form 10-K for the fiscal year ended September 27, 2014 and in Courier’s subsequent filings with the SEC and in other investor communications of Courier from time to time. R.R. Donnelley and Courier do not undertake to and specifically decline any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

CONTACT:

Investor and Media Contact:

Courier Corporation

Peter M. Folger, +1-978-251-6000

Senior Vice President and Chief Financial Officer

investorrelations@courier.com